LICENSE AGREEMENT

COMMENCEMENT DATE:  June 16, 2001

LICENSEE:         Ed Litwak, Cavalcade of Sports

ADDRESS:          12858 Via Latina
                  Del Mar, California  90214
                  858/481-2207 or 212/279-7100

PROGRAM: Telesports Digest Program

NUMBER OF EPISODE PROGRAM:  500

LICENSED MEDIA:  Telstar C-Band (41 footprints as per the attached)

TERM:    2 years from Commencement Date

LICENSE FEE:          $500 US per episode;
                      $45,000 for costs of tape and dubbing to Digi-Beta with Cavalcade of Sports logo ghost; and Shipping costs.

PAYMENT SCHEDULE:      Upon execution of agreement                  $59,000 US
                       Prior to delivery of episodes 1-125          $59,000 US
                       Prior to delivery of episodes 126-250        $59,000 US
                       Prior to delivery of episodes 251-375        $59,000 US
                       Prior to delivery of episodes 376-500        $59,000 US
------------------------------------------------------------------------

         The Standard Terms and Conditions attached hereto are incorporated into this Agreement and Licenses expressly acknowledges and agrees to be bound by same.

         Signatory fore Licensee warrants that he or she is authorized by Licensee to act as Licensee's agent and bind Licensee to the terms and conditions of this Agreements.

LICENSEE:  Ed Litwak and Cavalcade of Sports

By: ____/s/______________
    Name:  Ed Litwak
    Title:    President

LICENSOR:  Sekani, Inc.
By:         /s/                 .
  ------------------------------------------------
Name:

                          STANDARD TERMS AND CONDITIONS

1. AGREEMENT TO TERMS: The following actions by Licensee shall indicate Licensee's acceptance of the terms and conditions of this Agreement (a) acceptance of delivery of the Episode of the Program, (b) payment under the Agreement; and/or (c) signature of this Agreement.

2. GRANT OF LIMITED LICENSE: upon receipt of an executed Agreement and payment, Licensee shall be granted a non-exclusive license to telecast the Episodes of the Program in the Licensed Media in the Territory, during the Term and subject to the terms and conditions contained herein. The grant of all rights hereunder is conditional upon payment of the Licensing Fee and all other sums required including without limitation delivery and dubbing costs. Use of any Episodes of the Program prior receipt of such payments or in an unauthorized manner constitutes copyright infringement and shall entitle Licensor to exercise all rights and remedies under applicable copyright law. Licensee recognized Sekani's ownership rights.

3. DELIVERY AND RETURN. Licensor shall deliver to Licensee the Episodes of the Program as identified on the first page of this Agreement on Digi Beta (the "Tapes"). Delivery of such Tapes by Licensor to a common carrier to the post office or to any shipping agent designated by Licensee shall be deemed delivery to licensee, and Licensor shall not be liable for any action of any such party. All costs for the dubbing and delivery of the Tapes shall be borne by the Licensee and shall be due upon receipt of an invoice from Licensor. Licensee shall return all Tapes to Licensor at Licensee's cost, in good condition, normal wear and tear, due to proper use thereof excepted, within 10 days of the end of the Term. Licensee is solely and fully responsible for all loss and damage to the Tapes from the date of delivery by Licensor to the date of return to Licensor, regardless of the circumstances of said loss and/oar damage in the event of loss or damage to, or licensee's failure to return the Tapes, Licensee shall pay to Licensor, upon demand, all costs and charges (including, without limitation, labor and service) for reduplicating said Tapes (along with an affidavit destruction for all non returned Tapes.) In addition, all materials which Licensee shall cause or authorize to reproduce in connection with the...of the Program shall automatically become the property of Licensor. Within `0 days of the end of the Term, all such materials shall be delivered to Licensor. Further, at any time following, the production of such materials such materials shall be made available to Licensor for the purpose of reproduction. Licensor shall have unrestricted rights to subsequent distribution and use of such materials in any manner whatsoever. Payment(s) pursuant in this paragraph shall in no way confer upon Licensee any right, title or interest in the Episode of the Program, including without limitation, any rights under copyright.

4. EXAMINATION OF TAPES: Licensee shall examine all Tapes immediately upon receipt. If an Tapes, when received, are so defective as to be unsuitable for telecast, Licensee shall notify licensor in writing of such alleged defect within three business days of the Licensee's receipt of such Tape(s), and shall return such Tape(s) to Licensor. Licensor, at its option, shall either: (i) deliver a physically suitable Tape of the Episode at issue; or (ii) terminate the license as to such Episode and reduce the License Fee the specified amount to that Episode. Licensor shall not be responsible for any defective Tapes of which Licensee notifies Licensor more than three business days after Licensee's receipt thereof.

5. PAYMENT/TAXES: Payment or the License Fee is due as provided in the Payment Schedule on the first page of this Agreement. Licensee shall be charged an agrees to pay, 11/2% per month or the maximum interest rate allowed by law on all overdue balances. It is the essence of the Agreement that the Licensee pay the total License Fee in the manner..cited, whether or not the Episodes are telecast without any deduction of offset, regardless of any claim Licensee may have or claim to have. Licensee is responsible for the payment of all taxes and charges imposed or based upon the License, telecast or use hereunder by Licensee. The License Fee constitutes payment solely for Licensee's right to originals of the telecast of the Program, only as authorized herein, and does not include any compensation to Licensor for the...transmission thereof by other facilities. Any royalty or loss which becomes payable to or shall be received by Licensee by virtue of any statue, governmental regulation or operation of law in any of the manner, as a result of retransmission of the Program by or over cable television systems, network simultaneous transmission or otherwise shall belong to Licensor and if received by Licensor, shall belong to Licensor and if received by Licensee, shall be held by Licensee as agent and trustee for Licensor and shall be promptly paid over to Licensor.

6. OWNERSHIP OF PROGRAM: All rights, title and interest in and to the Program and all Episodes thereof, including, without limitation Tapes and all other materials related thereto and the title or titles, names, stories, plots, incidents, ideal, formulas, general content of the Program and all Episodes thereof and any other literary, musical, artistic or creative material included therein and all copyrights and other rights in the same, shall remain the property of Licensor or other rights owners(s) if any.

7. ADVERTISING/RESTRICTIONS ON EDITING: Licensee agrees to insert commercial announcements within the Program if any, only at points designated by Licensor for such purpose and in a manner such that it shall be clear to the audience that such commercial messages are not part of the Program. No advertising of cr in the Program shall be done in a manner that constitutes an express or implied endorsement of any product, service or sponsor by the Program or Licensor. Licensee shall telecast the Program as delivered without any alterations or deletions except those specifically permitted by Licensor in writing or required by Licensor. Licensee shall telecast all credits, trademarks, copyright notices, trace names and other symbols of the Program, including without limitation, the Cavalcade of Sports logo ghost, feature on the Tapes furnished by Licensor. Licensee shall not authorize or permit any copying or duplication of the Program.

8. WITHDRAWAL OF PROGRAM: Licensor, in its sole discretion, may withdraw the Program or any Episodes thereof if Licensor determines that the telecasting thereof shall or may: (a) infringe upon the rights of others; (b) violate any law, court order, government regulation or another ruling of any governmental agency; or (c) subject Licensor to any liability. If the Program or any Episodes thereof are withdrawn for nay of the foregoing reasons, Licensor may substitute another program it deems comparable or grand a proportionate reduction in the License Fee.

9. MUSICAL COMPOSITION: Licensor represents that the performing rights in the music contained in the Program are(a) controlled by BMI, ASCAP, SESAC, or any other performing rights society having jurisdiction; (b) in the public domain; or (c) controlled by Licensor to the extent necessary to permit Licensee's use of the Program hereunder. Licensee shall, at the sole cost and expense of Licensee, be solely responsible for securing all performing rights licensee necessary for the telecasting of each musical composition contained in each Episode of the Program, the performing rights to which fall within paragraph 9(A), and shall defend, indemnify and hold harmless Licensor, its officers, agents, employees, successors and assigns, from any liability, loss, damage or expense arising from Licensee's failure to do so.

10. LICENSEE'S DEFAULTS: Licensor, in addition to its other rights under this Agreement or in law or equity, may immediately terminate this Agreement if:
     (a) License becomes insolvent or bankrupt or makes an assignment for the benefit of creditors; (b) Licensee files any petition for relief under any law or statues relating to the relief of debtors: (c) a petition is filed against Licensee under the bankruptcy laws of an country and the petition is not vacated within 20 days after filing; (d) any property of Licensee is attached an if such attachment is not released within 10 days after the date of attachment, or a receiver, liquidator, or trustee is appointed for any Licensee's property, or; (e) Licensor breaches any of the material terms or conditions of this Agreement and such breach is not cured within 10 days of notice. If this Agreement is terminated pursuant in this paragraph, all unpaid amounts payable to Licensor hereunder shall immediately become due and payable, and all Tapes delivered to and all materials related to the Program shall be immediately returned to Licensor.

11. WARRANTIES AND INDEMNIFICATION: Licensor warrants that it has the right to grant this license and that the use of the Program as expressly authorized herein shall not infringe upon the property rights of any person. Licensor shall defend, indemnify and hold harmless Licensee, and its officers, agents, employees, successors and assigns from and against any and all liability, damages and loss, costs and expenses (including without limitation attorney's fees and costs), arising from or related to Licensor's breach of its warranties hereunder. Licensee warrants that any commercial or other material shown in connection with the Program shall no infringe upon or violate the property rights of any person. License shall defend, indemnify and hold harmless Licensor, its affiliates an their respective officers, agents, employees, successors and assigns, and any other holder(s) of rights in the Program, from and against any and all liability, damages, and loss, costs and expenses (including without limitation attorney's fees and costs), arising from or related to Licensee's breach of any of its warranties and/or Licensee's use of the Program beyond the scope of the Agreement.

12. LIMITATION OF LIALBILITY: Except for any liability which cannot be law be excluded or limited neither Licensor nor its affiliates shall be liable to Licensee or any other third part claiming through it for direct, indirect, incidental special or consequential damages arising out of or relating to the use of the Program, whether framed as a breach of warranty of merchantability or fitness for a particular purpose. Inn tort, contract, or otherwise. IN addition, Licensor dies not guarantee the performance of any vendor/third party (e.g. courier and/or messenger service(s), lab(s) relied upon by Licensor and/or Licensor for delivery of the Tapes. No failure on the part of any vendor/third party shall be deemed a breach of this Agreement by Licensor. IN no event shall licensor or its affiliates liability arising from usage of the Program provided hereunder exceed the License Fee, which of Licensee acknowledges to be fair and reasonable.

13. FORCE MAJEURE: Neither party shall be liable to the other for any delay or failure to perform, which is due to causes beyond the control of said party, including, but not limited to, acts of God, acts of any governmental authority, fires, floods, power outages, hurricanes, earthquakes, strikes or other labor disputes and xxxxx; provided, however, that failure to make any payments provided for herein shall not be excused of any of the foregoing reasons.

14. NOTICES: All notice hereunder shall be in writing and sent by hand, third class US mail, certified or registered mail, confirmed facsimile or major commercial rapid delivery courier service to the addresses set forth herein. Notice shall be deemed to be given upon receipt.

15. MISCELLANEIOUS: The parties hereto acknowledge that they have read this Agreement and understand it, and they agree to be bound by all of its terms and conditions. This Agreement contains the entire agreement between the parties and supersedes all prior understandings and/or agreements, whether written or oral. The terms and conditions of this Agreement may both be waived, changed or modified except by a writing signed by all parties hereto. Licensee shall no assign this Agreement I whole or in part of any third party without the prior written consent of Licensor. Licensor may assign, pledge, or convey this Agreement and any or all of its rights hereunder in whole or in part to any third party. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute or be deemed a continuing waiver. No failure of either party shall operate as a waiver of, or estpopel with respect to any subsequent or other failure in compliance. The headings herein are for the convenience of the parties and shall not be deemed to limited or afford any of the provisions of this Agreement. This assignment shall inure to the benefit of and be binding on the parties, their successors and assigns, except that Licensee may not assign of transfer this Agreement without Licensor's prior written consent.

     a. ARBITRATION/CHOICE OF LAW: The parties hereto agree that any dispute between them arising in connection with the Agreement, Invoice and/or Contract, or any alleged breach thereof, shall be submitted to arbitration to be held in New York City by and under the rules and regulations of the American Arbitration Association, the parties further agree to be bound to the determination of a single arbitrator and an judgment on an award may be entered in the highest court of the forum, state or federal, having jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO NEW YORD'S CHOICE OF LAWS RULES.